EXHIBIT 10


                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-91672 of Ameritas Variable Separate Account VA of our report dated February 13, 2002, on the financial statements of Ameritas Variable Life Insurance Company, appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the heading "Services" in such Statement of Additional Information.


/s/ Deloitte & Touche LLP


Lincoln, Nebraska
August 30, 2002